EXHIBIT 10.21

[GRAPHIC OMITTED]




                          Consulting Services Agreement


     This Consulting Services Agreement (the "Agreement") is entered this 15th day of November, 2000 by and between World of Internet.com AG (Consultant), a German corporation and Power Kiosks Inc. (Client), a US corporation, (ticker symbol PWKK.OB) with reference to the following:


                                    RECITALS

   A. The Client desires to be assured of the services of the Consultant in order to avail itself of the Consultant's experience, skills, knowledge, abilities and background to facilitate the research editing and production of a corporate research report; financial analysis and evaluation; and introduction to investors, securities dealers and investment bankers in Europe and other financial centers. The Client is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

   B. The Consultant agrees to be engaged and retained by the Client upon the terms and conditions set forth herein.

   NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


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   1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and
Consultant hereby accepts the engagement to become an investor relations consultant to the Client for a period of three months and to render such advice, consultation, information and services to the Client regarding general financial and business matters including, but not limited to:

A.   Researching, editing and generating a company profile and research report.

B.   Featuring  and  hosting  the  company   profile  and  research   report  on
     www.stockreporter.de , a European financial Internet publication.

C.   Technical   chart   analysis  of  the  Client's  share  price  history  and
     development.

D. Editing and posting of corporate updates including press releases, if applicable, on www.stockreporter.de during the three month engagement

E. Preparation of an application for a listing of the Client's common stock on a major European stock exchange and introduction to European securities dealers, if Client so desires. Client understands that Consultant cannot guarantee that Client's securities will be listed for trading on any exchange because the decision to list securities for trading rests with the exchange itself. In the event the exchanges denies the Client's application for listing, Client shall not be entitled to a refund of cash or stock paid under this Agreement.

F.   Internet Strategy Consulting Services.

It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

   2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for three (3) months from the date the Client's corporate profile is posted on www.stockreporter.de The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated.

   3. Engagement Fee. As consideration for Consultant entering into this Agreement, Client and Consultant agree to the following:

A. An Engagement Fee ("Engagement Fee") of one hundred seventy-three thousand seven hundred fifty dollars ($173,750.00) payable to the Consultant on the date hereof.

B. The Engagement Fee will be satisfied by: (1) a delivery of a certificate(s) representing an aggregate of forty thousand eight-hundred two (40,882) shares of common stock of Client (the "Shares") at a price of $4.25 per share, to be delivered to Consultant prior to the posting of the corporate profile on www.stockreporter.de (please see electronic delivery instructions). The Shares will be freely tradable, duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

     [For publicly traded companies: The shares issued under this paragraph shall be freely tradable in the U.S. securities markets and shall have been the subject of a previously filed registration statement with the U.S. Securities and Exchange Commission ("SEC"). Company represents that as of the date of this Agreement it is current in all of its filings with the SEC. Company agrees to remain current in its filings with the SEC during the term of this Agreement and for a period of twelve months after the end of the term of this Agreement.]

     [For private companies: If at any time or from time to time, the Client shall determine to register any of its securities, either for its own account or the account of any other security holder or holders ("Holders") on a registration statement under the U.S. Securities Act of 1933 (the "Act"), the Company will (i) promptly give Consultant written notice thereof; and (ii) include in such registration (and any related qualifications under blue sky laws or other compliance) and in any underwriting involved therein.]

   4. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to Consultant by Client shall be clearly and conspicuously marked with the word "Confidential." Consultant may disclose Client's confidential information pursuant to applicable law or regulations or by operation of law, provided that the Consultant may disclose only such information as is legally required.

   5. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work and as otherwise requested. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

   6. Termination. At the end of the three month Term of this Agreement, Consultant, at its option, may either remove Client's corporate profile and research report from the www.stockreporter.de web site or indicate on the web site that Client's corporate profile and research report is over three months old and should not be relied upon in making investments decisions.

   7. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties except as permitted by Paragraph 8 below. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.

   8. Jurisdiction. By excluding any other feasible place of legal jurisdiction, the place of legal jurisdiction is herewith agreed to be the Free and Hanseatic City of Hamburg, Germany; for any dispute between the parties arising from this contractual agreement, German law applies exclusively.

   9. Rights Reserved. Consultant reserves the right to modify this Agreement without prior notification to Client if the price of the Client's shares decrease on any stock exchange of more than 30%, prior to the posting of the Client's corporate profile on Stockreporter.de.




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   IN WITNESS  WHEREOF,  the parties  hereto have entered into this Agreement on the date first written above.


Power Kiosks Inc.


By: /s/ Terry Cooke
---------------------------
 Terry Cooke, President & CEO





World Of Internet.Com AG
Sandtorkai 70
20457 Hamburg
Germany



By: /s/Torsten Prochnow
-------------------------
  Torsten Prochnow, CSO             (A.S.O.)



By: /s/Dennis C. Hass
-------------------------
 Dennis C. Hass, CCO                (A.S.O.)